Exhibit (n)(5)

Report of Independent Registered Public Accounting Firm on Supplemental Information

The Board of Directors and Shareholders

CĪON Investment Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of CĪON Investment Corporation (the “Company”) as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, included in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-203683) and related Prospectus, and have issued an unqualified opinion thereon dated March 11, 2016. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of the Company as of December 31, 2013 and 2012, and for the periods then ended (which are not included in Post-Effective Amendment No. 1 to the Registration Statement and related Prospectus), and have expressed unqualified opinions on those financial statements. The senior securities table listed elsewhere in this Post-Effective Amendment No. 1 to the Registration Statement and related Prospectus has been subjected to audit procedures performed in conjunction with the audits of the Company’s consolidated financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, New York
April 5, 2016